UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2011

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA  94022
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

1945 Judwick Drive, Columbus, Ohio, 43229, telephone 614-506-5592
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2011, E-Waste Systems, Inc., a Nevada corporation (the "Company"), entered into stock and membership interest purchase agreement  (the "Purchase Agreement") with Laptop Service Center, LLC d/b/a Computer Systems Solutions, a Pennsylvania limited liability company ("CSS"), Surf Investments, Ltd. d/b/a CPU, a California corporation ("CPU," and collectively with CSS, "Fix-It"), Kimberly Crew, an individual resident of the Commonwealth of Pennsylvania ("Crew") and Murex Corporation, a Pennsylvania corporation ("Murex," and collectively with Crew, "Sellers").  Pursuant to the Purchase Agreement, the Company will acquire from Sellers all equity interest in Fix-It owned by Sellers (the "Transaction") for an aggregate purchase price consisting of an initial payment of $750,000 ("Initial Payment") and subsequent earnout payment ("Earnout").  The Initial Payment is payable with $500,000 on the closing date (the "Closing Date"), and the remaining $250,000 pursuant to a 120-days promissory note.  The Earnout, if any, is payable after the first anniversary of the Closing Date and equals to Fix-It's EBITDA for the first year after the Closing Date multiplied by four and reduced by the Initial Payment, provided that such Earnout amount will not exceed $3,000,000.

The Purchase Agreement includes customary representations, warranties, and covenants of the parties.

The closing of the Transaction is subject to certain conditions, including, but not limited to: Sellers and Fix-It performing their obligations and covenants under the Purchase Agreement; the Company completing its due diligence process of Fix-It and leased real estate; no material adverse change occurring to Fix-It business; the  parties obtaining all required third-party consents; Fix-It continues to operate its business in the ordinary course; the auditors of Fix-Itcompleting the audit of the financial statements for the year ended December 31, 2009 and 2010; and other closing conditions.  The Transaction is expected to close on or before September 23, 2011.  We can give you no assurance that the closing conditions or other conditions will ever be satisfied to allow us to close the Transaction.

The Agreement contains certain termination rights, including the right of either party to terminate the Agreement if the closing has not occurred by September 23, 2011 (as long as the terminating party has performed its obligations under the Agreement) and to terminate upon a material misrepresentation or breach by the other party.  The Agreement may also be terminated upon mutual written consent of the parties.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Fix-It is engaged in the business of selling computer hardware and parts, servicing and repairing computer hardware and providing asset retirement services for computer hardware, including end-of-life services such as are provided by green technology recycling.

On June 28, 2011, the Company issued a press release announcing the signing of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2011, the board of directors appointed Martin Nielson (Age: 59) and Peter Munday (Age: 72) to each serve as members of the board of directors, with Mr. Nielson serving as the Chairman of the board of directors, until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.  Subsequently on June 22, 2011, Mr. Igor Svishevskiy resigned as the Company's President, Chief Executive Officer, Chief Financial Officer and as a member of the board of directors and Mr. Nielson was appointed to fill the positions of President, Chief Executive Officer and Chief Financial Officer formerly held by Mr. Svishevskiy, and Ms. Carolyne S. Johnson was appointed as Secretary and Treasurer of the Company.  There was no known disagreement with Mr. Svishevskiy on any matter relating to the Company’s operations, policies or practices.

There are no family relationships between Mr. Nielson, Mr. Munday, or Ms. Johnson.

Mr. Nielson, Mr. Munday, or Ms Johnson have not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.  At this time, we do not have any employment agreement with Mr. Nielson, Mr. Munday, or Ms. Johnson.

 Martin Nielson.  Mr. Nielson is the founding CEO of the Company's wholly owned subsidiary, E-Waste Systems (UK) Ltd., from its inception in January 2011.  He has extensive experience in operations and mergers and acquisitions, in senior executive and advisory positions for over 30 years with companies such as The Gap, Businessland, and Corporate Express, helping to build the latter two by acquiring and integrating more than 100 companies throughout the United States and Europe.  He was most recently CEO of Global Electronics Recovery and GEARRS in the e-waste/reverse logistics industry, from November 2006 until the December 2010.  Prior to that, from February 2004 through June 2006, he was the founding CEO of Encompass Group Affiliates during which time he negotiated the acquisition of more than $100 million worth of businesses in the electronics reverse logistics industry.  He was founder and chairman of AltosBancorp, an advisory company specializing in mergers and acquisitions and is a shareholder in Altos-Blumberg Partners, LLC, a strategic consulting firm in the electronics industry, both of which are inactive.  He also currently serves as a non-executive director of Coroware, a small US public company in the software industry, and previously acted as their CEO prior to a restructuring and a refocusing of the company.  Mr. Nielson received a BS in Management, with minors in engineering and mathematics, from San Jose State University and subsequently studied Operations Research at San Francisco State University's Graduate School of Business.  He served in the United States Marine Corps' PLC program while in college.  He also presently serves on the Executive Board of the Transatlantic Council of the Boy Scouts of America, which serves expatriate youth across Europe, the Middle East and Africa from its base in Italy, and is the owner of Hilltop Winery in the Santa Cruz Mountains of California.  He resides in London, England, where he and his family have had a home since 1990.

Peter Munday.  Mr. Munday is a non-executive founding director of the Company's wholly owned subsidiary, E-Waste Systems (UK) Ltd., since its inception in January 2010, with oversight responsibility for legal affairs of the company.  He practiced law for over 40 years before retiring from his namesake firm, Mundays LLP, as the senior partner in 2003 and as a salaried partner in 2005.  A Corporate Law specialist for most of his legal career, he advised blue chip clients from the UK and US in mergers and acquisitions and corporate financing, having personally completed more than 1,000 acquisitions.  He serves as chief operating officer and president of Cicero, League of International Lawyers, a network of firms in more than 30 countries, which he founded in 2003.  He is a director and founding trustee of Princess Alice Hospice, having served as chairman for 14 years.  He also is a trustee of Bright Future Trust; a non-executive director of William George Homes Limited and Rustminster Estates Limited; and a director and shareholder of Pinedown Properties Limited, Sandpiper (Calahonda) Limited, and  United States of Europe Limited.  From June 2007 to December 2010, he served as a non-executive director of Global Electronics Recovery and GEARRS in the e-waste/reverse logistics industry.  He qualified as a Notary Public in 1975 and continued practice until his retirement in 2009.  Mr. Munday lives in Oxshott, Surrey, England.

Carolyne S. Johnson.  Ms. Johnson currently is the President of CSJ Solutions, LLC, a company that assists new companies to incorporate in the various states and is resident agent for many of them in the State of Nevada. Ms. Johnson has over 43 years of experience in the industry.   She worked at Language Access Network, Inc., a publicly traded company, as in-house paralegal from 2006 until 2008. Beginning March 2008, she began working at Capital City Energy Group, Inc. as a paralegal.  For the last 12 years, she has worked as a paralegal, specializing in corporate and securities work and has attended classes given by the SEC Institute in order to hone her skills in this area.   The many years that Ms. Johnson has spent in the corporate environment uniquely qualifies her to act as our Secretary and Treasurer.  She has worked for many different types of industries ranging from chemical companies to law offices.  The majority of her career in the last 20 years has been at a management level in all aspects including accounting, sales, marketing, as well as performing executive assistant duties to the CEO’s and Presidents of many of those companies.  Ms. Johnson attended Eastern Kentucky University, where she studied English Literature.  Ms. Johnson also attended Community College of Southern Nevada where she studied American Sign Language.

Item 9.01 Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit No.	Description

10.1
Purchase Agreement, dated June 23, 2011 by and among E-Waste Systems, Inc., on the one hand, and Laptop Service Center, LLC D/B/A Computer Systems Solutions, Surf Investments, Ltd. D/B/A/ CPU, Kimberly Crew, and Murex Corporation, on the other hand.

99.1	Press Release Issued by E-Waste Systems, Inc. on June 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

Date: June 28, 2011	By:	/s/ Martin Nielson
Martin Nielson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Purchase Agreement, dated June 23, 2011 by and among E-Waste Systems, Inc., on the one hand, and Laptop Service Center, LLC D/B/A Computer Systems Solutions, Surf Investments, Ltd. D/B/A/ CPU, Kimberly Crew, and Murex Corporation, on the other hand.

99.1	Press Release Issued by E-Waste Systems, Inc. on June 28, 2011.